For the period ended (a) 12/31/96
File number (c) 811-7215

                         SUB-ITEM 77 D

          Policies   with  Respect   to   Security
Investments


     On October 30, 1996, shareholders of the Fund
approved  an  amendment of the Fund's  fundamental
investment    restriction   regarding   unseasoned
issuers   which  would  prohibit  the  Fund   from
purchasing any security if as a result the Fund would have more than 5% of its total assets invested in securities of companies less than three years old.